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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-75201, 2-86299, 2-95390 and 33-76220) and related prospectuses of FAFCO, Inc. of our report dated March 16, 2001, appearing on page 14 of the 2000 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.



Burr, Pilger & Mayer, LLP
San Francisco, California

May 25, 2001